Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63

Of Title 18 of the United States Code

I, John P. Sanders, hereby certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in my capacity as the principal financial officer of Westaff, Inc. (the “Company”), that, to the best of my knowledge;

(1)                                  The Quarterly Report of the Company on Form 10-Q for the period ended July 8, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 22, 2006

By:	/s/ John P. Sanders
John P. Sanders
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Westaff, Inc. and will be retained by Westaff, Inc. and furnished to the
Securities and Exchange Commission or its staff upon request.